                                                                    EXHIBIT 99.7

On September 23, 2003, Zapata purchased 2,663,905 shares of Safety Components International, Inc. ("Safety Components" or "Safety") common stock in privately negotiated transactions. These shares were purchased for $30.9 million and represented approximately 54% of Safety's common stock outstanding. Zapata accounted for this transaction under the purchase method and consolidated amounts related to Safety's assets and liabilities into Zapata's consolidated balance sheet as of September 30, 2003. Although Zapata and its other consolidated subsidiaries have calendar quarter ends, balances related to Safety's fiscal quarter ended September 27, 2003 were included as if Safety utilized a calendar quarter end. Due to the timing of the acquisition, no amounts related to Safety's operations were included in Zapata's consolidated statements of operations for the nine month period ended September 30, 2003.

On October 7, 2003, Zapata purchased an additional 1,498,489 shares of Safety common stock in privately negotiated transactions. These additional shares were purchased for $16.9 million and increased the Company's ownership percentage of Safety's outstanding common stock to approximately 84%. The Company is in the process of performing an assessment of the fair values of the assets and liabilities acquired to determine the final allocation of the total purchase price.

The following unaudited pro forma combined condensed consolidated balance sheet and statements of income give effect to Zapata Corporation's acquisition of 84% of Safety's common stock. The pro forma balance sheet gives effect to the acquisition as if it had occurred on September 30, 2003 and the statements of operations assume the acquisition occurred as of the beginning of each of the periods presented. These statements are presented after giving effect to certain adjustments for compensation agreements, forgone interest and related income tax effects which are based upon currently available information and upon certain assumptions that the Company believes are reasonable. These pro forma amounts do not purport to present what Zapata's consolidated balances or results of operations would have been if the aforementioned transaction had in fact occurred as of the assumed dates, nor do they project the Company's consolidated results of operations for any future period.

                               ZAPATA CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   ZAPATA
                                                 CORPORATION      PRO FORMA         COMBINED
                                                   (NOTE 1)      ADJUSTMENTS        PRO FORMA
                                                 -----------     -----------        ---------
                   ASSETS

Current assets:
   Cash and cash equivalents                     $    73,828     $   (16,933)(a)    $  56,895
   Short-term investments                              8,809              --            8,809
   Accounts receivable, net                           59,720              --           59,720
   Inventories, net                                   72,540             840(b)        73,380
   Prepaid expenses and other current assets           4,333              --            4,333
                                                 -----------     -----------        ---------
      Total current assets                           219,230         (16,093)         203,137
                                                 -----------     -----------        ---------


   Other assets                                       26,065            (314)(c)       25,751
   Property, plant, equipment and other
      long-lived assets, net                         134,660          (1,892)(d)      132,768
                                                 -----------     -----------        ---------
      Total assets                               $   379,955     $   (18,299)       $ 361,656
                                                 ===========     ===========        =========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term debt          $     8,884     $        --        $   8,884
   Accounts payable                                   22,064              --           22,064
   Accrued and other current liabilities              34,614              --           34,614
                                                 -----------     -----------        ---------
      Total current liabilities                       65,562              --           65,562
                                                 -----------     -----------        ---------
   Long-term debt                                     31,403              --           31,403
   Pension liabilities                                11,464              --           11,464
   Other liabilities and deferred taxes               10,367            (924)(c)        9,443
   Minority interest                                  84,352         (17,375)(e)       66,977
                                                 -----------     -----------        ---------
      Total liabilities                          $   203,148     $   (18,299)       $ 184,849
                                                 -----------     -----------        ---------
Commitments and contingencies
Stockholders' equity:
   Preferred stock, $.01 par; 200,000 shares
      authorized; none issued or outstanding     $        --     $        --        $      --
   Preference stock, $.01 par; 1,800,000
      shares authorized; none issued or
      outstanding                                         --              --               --
   Common stock, $0.01 par, 16,500,000
      shares authorized; 3,070,325 shares
      issued; 2,391,315 shares outstanding                31              --               31
   Capital in excess of par value                    162,809              --          162,809
   Retained earnings                                  51,015              --           51,015
   Treasury stock, at cost, 679,010 shares           (31,668)             --          (31,668)
   Accumulated other comprehensive loss               (5,380)             --           (5,380)
                                                 -----------     -----------        ---------
      Total stockholders' equity                 $   176,807     $        --        $ 176,807
                                                 -----------     -----------        ---------
      Total liabilities and stockholders'
         equity                                  $   379,955     $   (18,299)       $ 361,656
                                                 ===========     ===========        =========

----------

Note 1: This column represents Zapata Corporation's reported unaudited condensed consolidated balance sheet as of September 30, 2003. This consolidated balance sheet reflects Zapata's 54% ownership in Safety Components.

(a) Reflects Zapata's purchase of additional Safety Components common stock on October 7, 2003, which was funded from Zapata's cash and cash equivalents.

(b) Reflects purchase accounting adjustments to inventory related to the purchase of additional Safety Components common stock on October 7, 2003.

(c) Reflects purchase accounting adjustments to deferred taxes related to the purchase of additional Safety Components common stock on October 7, 2003.

(d) Reflects purchase accounting adjustments related to the purchase of additional Safety Components common stock on October 7, 2003. The excess of the fair value of the net assets acquired over the purchase price was applied to "Property, plant, equipment and other long-lived assets." Zapata is in the process of completing its determination of the fair value of certain assets and liabilities; thus, the allocation is subject to adjustment.

(e) Reflects the minority interest effects of Zapata's 84% ownership interest in Safety Components.

                               ZAPATA CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   ZAPATA          SAFETY
                                                 CORPORATION      COMPONENTS      PRO FORMA     COMBINED
                                                  (NOTE 1)        (NOTE 2)      ADJUSTMENTS     PRO FORMA
                                                 -----------      ----------    -----------     ---------

Revenues                                         $    84,544      $  183,638    $        --     $ 268,182
Cost of revenues                                      68,346         159,068             --       227,414
                                                 -----------      ----------    -----------     ---------
      Gross profit                                    16,198          24,570             --        40,768

Operating expense:
   Selling, general and administrative                 9,925          10,893             --        20,818
   Research and development                               --           1,185             --         1,185
   Expenses associated with change of control             --           2,758         (2,758)(a)        --
                                                 -----------      ----------    -----------     ---------
      Total operating expenses                         9,925          14,836         (2,758)       22,003
                                                 -----------      ----------    -----------     ---------
Operating income                                       6,273           9,734          2,758        18,765
                                                 -----------      ----------    -----------     ---------

Other income (expense):
   Interest income (expense), net                        194          (2,086)          (407)(b)    (2,299)
   Other, net                                            (42)          1,708             --         1,666
                                                 -----------      ----------    -----------     ---------
                                                         152            (378)          (407)         (633)
                                                 -----------      ----------    -----------     ---------
Income before income taxes and minority
   interest                                            6,425           9,356          2,351        18,132

Provision for income taxes                            (3,333)         (3,706)          (893)(c)    (7,932)
Minority interest in continuing operations of
   consolidated subsidiaries                          (2,293)             --         (1,183)(d)    (3,476)
                                                 -----------      ----------    -----------     ---------
Income from continuing operations                $       799      $    5,650    $       275     $   6,724
                                                 ===========      ==========    ===========     =========

Income from continuing operations per share:
   Basic  (Note 3)                               $      0.33                                    $    2.81
                                                 ===========                                    =========
   Diluted  (Note 3)                             $      0.33                                    $    2.80
                                                 ===========                                    =========

Weighted average common shares outstanding:
   Basic                                               2,391                                        2,391
                                                 ===========                                    =========
   Diluted                                             2,403                                        2,403
                                                 ===========                                    =========

----------

Note 1: This column represents Zapata Corporation's reported unaudited condensed consolidated statements of income for the nine months ended September 30, 2003. Due to the timing of the acquisition, no amounts related to Safety's operations were included in Zapata's consolidated statements of operations for the nine month period ended September 30, 2003.

Note 2: This column represents Safety Components International, Inc.'s unaudited condensed consolidated statements of income for the nine months ended September 27, 2003. These amounts were calculated by adding Safety's reported results of operations for its twenty-six week period ended September 27, 2003 to its year ended March 29, 2003, less its thirty-nine week period ended December 28, 2002. This column excludes charges related to Safety's discontinued operations of $660,000 recorded during the nine months ended September 27, 2003.

Note 3: Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the year. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period.

(a) Reflects the elimination of a non-recurring, one-time charge of $2.8 million recorded by Safety Components during its quarter ended September 27, 2003. Zapata's purchase of Safety's common stock triggered a change of control resulting in a modification in Safety's Stock Option Plan for which Safety recognized a $1.4 million charge. Additionally, employment agreements of certain Safety executives included a provision for a one-time, non-recurring bonus payable in the event of a change of control. Safety recorded an additional expense of $1.4 million for these bonuses.

(b) Reflects the elimination of interest income that Zapata earned on the $47.8 million in cash, cash equivalents and short-term investments that was used to purchase Safety common stock. This forgone interest was calculated at Zapata's historical weighted average interest rate for the nine month period ended September 30, 2003.

(c) Reflects the tax effects of the pro forma adjustments using Zapata's statutory rate of 38% for the nine month period ended September 30, 2003.

(d) Reflects the minority interest effects of Zapata's 84% ownership interest in Safety Components.

                               ZAPATA CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                    ZAPATA          SAFETY
                                                  CORPORATION      COMPONENTS     PRO FORMA         COMBINED
                                                      (1)             (2)        ADJUSTMENTS        PRO FORMA
                                                  -----------      ----------    -----------        ---------
Revenues                                          $   117,008      $  237,617    $        --        $ 354,625
Cost of revenues                                       89,305         209,146             --          298,451
                                                  -----------      ----------    -----------        ---------
      Gross profit                                     27,703          28,471             --           56,174

Operating expense:
   Selling, general and administrative                 11,906          14,236             --           26,142
   Research and development                                --             982             --              982
                                                  -----------      ----------    -----------        ---------
      Total operating expenses                         11,906          15,218             --           27,124
                                                  -----------      ----------    -----------        ---------
Operating income                                       15,797          13,253             --           29,050

Other income (expense):
   Interest  income, net                                  822          (3,564)          (798)(a)       (3,540)
   Other, net                                            (222)          3,352             --            3,130
                                                  -----------      ----------    -----------        ---------
                                                          600            (212)          (798)            (410)
Income before income taxes and minority
    interest                                           16,397          13,041           (798)          28,640

Provision for income taxes                             (5,120)         (5,353)           303(b)       (10,170)
Minority interest in continuing operations of
   consolidated subsidiaries                           (4,804)             --         (1,236)(c)       (6,040)
                                                  -----------      ----------    -----------        ---------
Income from continuing operations                 $     6,473      $    7,688    $    (1,731)       $  12,430
                                                  ===========      ==========    ===========        =========

Income from continuing operations per share:
   Basic  (Note 3)                                $      2.71                                       $    5.20
                                                  ===========                                       =========
   Diluted  (Note 3)                              $      2.70                                       $    5.19
                                                  ===========                                       =========
Weighted average common shares outstanding:
   Basic                                                2,391                                           2,391
                                                  ===========                                       =========
   Diluted                                              2,395                                           2,395
                                                  ===========                                       =========

----------

Note 1: This column represents Zapata Corporation's reported unaudited condensed consolidated statements of income for the year ended December 31, 2002. Due to the timing of the acquisition, no amounts related to

            Safety's operations were included in Zapata's consolidated statements of operations for the year ended December 31, 2002.

Note 2: This column represents Safety Components International, Inc.'s condensed consolidated statements of income for the fifty-two week period ended December 28, 2002. These amounts were calculated by adding Safety's reported results of operations for its thirty-nine week period ended December 28, 2002 to its year ended March 30, 2002, less its thirty-nine week period ended December 29, 2001. This column excludes Safety's charges of $1.6 million and $14.7 million from discontinued operations and cumulative effect of a change in method of accounting, respectively, which were recorded during the fifty-two week period ended December 28, 2002.

Note 3: Basic income from continuing operations per share was computed by dividing the income from continuing operations by the weighted average common shares outstanding during the year. Diluted income from continuing operations per share excluded options that had an exercise price greater than the average market price of the common shares for the period.

(a) Reflects the elimination of interest income that Zapata earned on the $47.8 million in cash, cash equivalents and short-term investments that was used to purchase Safety common stock. This forgone interest was calculated at Zapata's historical weighted average interest rate for the year ended December 31, 2002.

(b) Reflects the tax effects of the pro forma adjustments using Zapata's statutory rate of 38% for the year ended December 31, 2002.

(c) Reflects the minority interest effects of Zapata's 84% ownership interest in Safety Components.